UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 9, 2006

ZUMIEZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-51300	91-1040022
(Commission File Number)	(IRS Employer Identification No.)

6300 Merrill Creek Parkway, Suite B, Everett, Washington	98203
(Address of Principal Executive Offices)	(Zip Code)

(425) 551-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

On March 9, 2006, Zumiez Inc. (the “Company”) granted stock options to certain of the Company’s executive officers pursuant to the Zumiez 2005 Equity Incentive Plan (the “Plan”). The Company’s Compensation Committee (the “Committee”) approved the grant of options to purchase shares of the Company’s common stock, which options have a ten year term and have an exercise price equal to $54.61, which is the closing price per share of the Company’s common stock on March 9, 2006, as follows:  Brenda Morris 20,000 shares and Lynn Kilbourne 20,000 shares. The options vest in equal annual installments over a period of five years. The forms of Stock Option Agreement, Stock Option Grant Notice and Notice of Exercise of Stock Option for options granted or to be granted under the Plan, including the options awarded to the Company’s executive officers described above, are filed herewith as Exhibits 99.1, 99.2 and 99.3, respectively and incorporated herein by reference.

On March 9, 2006, the Committee approved the terms of the 2006 executive bonus plan (the “2006 Bonus Plan”) for the Company’s executive officers. The 2006 Bonus Plan uses the following criteria with respect to Company performance during fiscal 2006 in determining bonus awards thereunder:  same store sales growth, earnings growth and improvements in product margin. Performance targets have been established for each of the criteria and the criteria have been assigned different weighting in calculating the amounts payable under the 2006 Bonus Plan. The weighting of criteria is also tailored for each executive officer depending on his or her position and responsibilities within the Company. For each of the performance criteria there is a threshold (50% of target) below which no bonus will be earned for a respective criteria. Furthermore, there are maximum points (200% of target for same store sales growth; 175% of target for earnings grown and 200% of target for improvements in product margin) at which no further bonus amount can be earned for a respective criteria. The maximum overall payout to each executive officer under the 2006 Bonus Plan is 100% of his or her base salary. Bonus payments under the 2006 Bonus Plan, if any, will be made after the Company receives its audited 2006 financial results.

Item 2.02.                                          Results of Operations and Financial Condition.

On March 15, 2006, the Company issued a press release (the “Earnings Release”) reporting its financial results for the fourth quarter and fiscal year ended January 28, 2006. A copy of the Earnings Releases is attached hereto as Exhibit 99.4 and the contents of which are incorporated herein by this reference.

In accordance with General Instruction B.2. of Form 8-K, the information contained in this report and the Earnings Release shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.                                          Other Events.

On March 15, 2006, the Company issued a press release reporting that its Board of Directors approved a share dividend by which each shareholder of record as of March 29, 2006 will receive one share of common stock for each share held. A copy of the press release announcing the share dividend is attached hereto as Exhibit 99.5 and the contents of which are incorporated herein by this reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                  Exhibits

99.1.                        Form of Stock Option Agreement

99.2.                        Form of Stock Option Grant Notice

99.3.                        Form of Notice of Exercise of Stock Option

99.4                           Press Release of Zumiez Inc. dated March 15, 2006 (earnings release)

99.5                           Press Release of Zumiez Inc. dated March 15, 2006 (share dividend)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.
(Registrant)

Date: March 15, 2006	By:	/s/ Richard M. Brooks

Richard M. Brooks
President and Chief Executive Officer